Exhibit 2

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  July 30, 2007


                                       /s/ Johan Ernst Wedell-Wedellsborg
                                       -----------------------------------------
                                       Johan Ernst Wedell-Wedellsborg



                                       WECO-REDERI HOLDING A/S



                                       By: /s/ Johan Ernst Wedell-Wedellsborg
                                           -------------------------------------
                                           Name: Johan Ernst Wedell-Wedellsborg
                                           Title: Chief Executive Officer